EXHIBIT 99.1

[NEUROLOGIX GRAPHIC OMITTED]



         Neurologix Announces Positive Interim Results of Landmark Gene
          Therapy Clinical Trial for Patients with Parkinson's Disease

 Investigators Report Safety Findings and Statistically Significant Improvements
                   in Clinical Measures of Movement, PET Scans

    Data Presented at 19th Annual Symposia on the Etiology, Pathogenesis and Treatment of Parkinson's Disease and Other Movement Disorders on September 25
                                  in San Diego


FORT LEE, N.J., Sept. 26, 2005 -- Neurologix, Inc. (OTCBB:NRGX) today announced positive interim results of its landmark gene therapy clinical trial for patients with Parkinson's disease. Neurologix's 12-patient, dose-escalating Phase I trial is the world's first study to use a viral vector (the non-pathogenic adeno-associated virus, or AAV) for the treatment of an adult neurological disease. In the Neurologix-funded trial, the vector was injected into a specific target site in the brain in order to transfer a gene to treat Parkinson's disease. The gene encodes glutamic acid decarboxylase (GAD), an enzyme which synthesizes the major inhibitory neurotransmitter in the brain, (gamma)-aminobutyric acid (GABA).

Under the FDA-sanctioned trial protocol, patients with advanced Parkinson's disease received unilateral (one side of the brain) infusion of AAV-GAD via a hair-thin catheter into the subthalamic nucleus (STN), a deep brain structure known to function abnormally in Parkinson's patients. According to the interim findings, Neurologix's STN AAV-GAD treatment appears to be safe and well-tolerated in advanced Parkinson's disease, with no evidence of adverse effects or immunologic reaction related to the study treatment. Furthermore, patients in the trial, at one year, exhibited a statistically significant improvement (27%, p = .04) in motor function on the side of their body correlating to the treated part of the brain, as measured by the Unified Parkinson Disease Rating Scale (UPDRS). In contrast, the untreated side evidenced no significant improvement in the UPDRS score. Also, activities of daily living (ADL), another standard measure of Parkinson's severity which is recorded by the patients themselves, showed a strong trend toward statistical improvement (p= .06).

In addition, fluorodeoxyglucose (FDG)-PET scans at one year revealed that the treated side of the brain exhibited a statistically significant decrease in abnormal metabolism, while the untreated side showed a further increase in abnormal metabolism. The imaging results were considered similar to those achieved with STN Deep Brain Stimulation, an FDA-approved treatment which currently represents the preferred surgical approach for advanced Parkinson's disease. This data provides solid biological support for the observed clinical improvements.

Twelve subjects in total have undergone gene transfer, four in each of three dose cohorts. Seven of the eight patients representing the low and mid-dose cohorts have now been evaluated one year following treatment. Three of the remaining five subjects have been followed for six months and the remaining two for more than four months.

The trial results were presented by Andrew Feigin, M.D., Associate Director, Movement Disorders Center of the North Shore - Long Island Jewish Health System at the 19th Annual Symposia on the Etiology, Pathogenesis and Treatment of Parkinson's Disease and Other Movement Disorders. Dr. Feigin and his colleague David Eidelberg, M.D., Head of the Neurosciences Research Center at North Shore, have been responsible for monitoring, evaluating and conducting neurological reviews of the trial participants before and for one year following treatment.

The gene therapy procedures were performed at NewYork Weill Cornell Medical Center by Michael G. Kaplitt, M.D., Ph.D., the Tara and Victor Menezes Clinical Scholar in Neurosurgery and Director of Stereotactic and Functional Neurosurgery at NewYork-Presbyterian Hospital-Weill Cornell Medical College, and Dr. Matthew
J. During, Professor of Molecular Medicine at the University of Auckland. Drs. Kaplitt and During are the co-founders of Neurologix and are consultants to the company. In a joint statement, Drs. Kaplitt and During commented: "While the primary objective of any Phase I trial is to demonstrate safety, the FDA's requirement of unilateral infusion of AAV-GAD allowed us the unique opportunity to compare treated and untreated sides of the brain. In essence, the untreated side acted as a control. The combined clinical and imaging data provide powerful evidence that this treatment appears to be efficacious, as well as safe, at the current dose levels."

This Phase I trial is the culmination of more than 10 years of basic research. In 1994, Dr. Kaplitt was the first author of a paper published in Nature Genetics, along with Dr. During as senior author, which demonstrated, for the first time in a preclinical model, that AAV could be a safe and effective vehicle for gene therapy in the brain. Most importantly, AAV has never been associated with any human disease.

According to Drs. Kaplitt and During, "The goal of this research is to determine whether we can 're-set' a specific group of cells that have become overactive, causing the characteristic impaired movements associated with Parkinson's disease. The interim UPDRS scores are highly promising and, if they are borne out with additional data, would be comparable to results seen with STN Deep Brain Stimulation. Unlike deep brain stimulation, however, our gene therapy approach is much simpler, can be carried out entirely under local anesthesia, and avoids leaving any devices in the body. We look forward to the completion of the patient evaluations and the final analysis of these findings." Under the clinical protocols, the last cohort of patients was treated this past spring and will complete evaluations by mid-2006. Pending the final results, Neurologix intends to formulate and submit to the FDA a pivotal trial protocol for the use of STN AAV-GAD in the treatment of Parkinson's disease.

"The results of the trial are highly encouraging, in terms of both safety and efficacy," stated Eric J. Nestler, M.D., Ph.D., member of the Neurologix Scientific Advisory Board and Professor and Chairman, Lou and Ellen McGinley Distinguished Chair in Psychiatric Research, The University of Texas Southwestern Medical Center at Dallas. "These are very exciting findings. If the efficacy demonstrated here is replicated in a definitive trial, it would represent a fundamentally new platform for the treatment, not only of Parkinson's disease, but of a large number of neurological and psychiatric disorders as well. Such a replication would make viral-mediated gene therapy for brain diseases a reality."

Dr. Paul Greengard, Nobel Laureate, Vincent Astor Professor and Head of the Laboratory of Molecular and Cellular Neuroscience at Rockefeller University, and Chairman of the Neurologix Scientific Advisory Board, commented, "The initial results of the trial are very encouraging. To achieve, in a phase I study, statistically significant improvement in both motor scores and PET scans at one year is impressive, particularly given the absence of these changes on the untreated side of the brain. We look forward, now, to a pivotal trial to even more vigorously test and corroborate these important results."

About the Neurologix Phase I Clinical Trial

The Phase I trial, which is the first FDA-approved clinical trial to test gene therapy to treat Parkinson's disease, is an open-label dose-escalation study with four patients in each of three escalating dose cohorts. The third cohort of four patients received 10 times the dose of the first cohort. The 12 patients participating in the trial were diagnosed with severe Parkinson's disease of at least five years' duration and no longer adequately responded to current medical therapies.

Following treatment, patients were evaluated at 1, 3, 6 and 12 months. These evaluations included scoring via the UPDRS, neuropsychological testing, videotaped examinations and timed motor tasks. PET scans were also taken at baseline, 6 and 12 months.

The Gene Therapy Procedure

The surgery entailed a stereotactic neurosurgical procedure performed under local anesthesia with the patient awake. First, MRI was used to image the target subthalamic nucleus (STN) region of the brain. The STN was mapped using microelectrodes by recording from single neurons as the electrode was slowly moved towards the STN. Once a signature firing pattern was obtained confirming that the electrode was in the STN, the fine-wire electrode was removed, leaving only the microelectrode sheath through which a hair-thin (165 micron) hollow tube was inserted. Thirty-five microliters containing 3.5, 10 or 35 billion particles (depending upon dose cohort) of the AAV (adeno-associated virus) viral vector with a human GAD gene (cDNA) were then infused at 0.5 microliters/minute, together with 15 microliters of 25% mannitol. After the 100-minute infusion period, the delivery catheter was withdrawn and the incision closed. No hardware was left behind following this procedure, and all patients were discharged within 48 hours of the procedure.

About Neurologix

Neurologix, Inc. is a development-stage company, which through its subsidiary, Neurologix Research, Inc., is engaged in the research and development of proprietary treatments for disorders of the brain and central nervous system, primarily utilizing gene therapies. The Company's initial development efforts are focused on gene therapy for treating Parkinson's disease and epilepsy and its core technology, which it refers to as "NLX," is currently being tested in a Company-sponsored Phase I human clinical trial to treat Parkinson's disease.

Cautionary statement regarding forward-looking statements

This news release includes certain statements of the Company that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact. When used in this document, the words "expects," "promises," "anticipates," "estimates," "plans," "intends," "projects," "predicts," "believes," "may" or "should," and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company's management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, the following:

-- The Company is still in the development stage and has not generated any revenues. From inception through June 30, 2005, it has incurred net losses and negative cash flows from operating activities of $10,993,000 and $9,704,000 respectively. Management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities for the foreseeable future. Because it may take years to develop, test and obtain regulatory approval for a gene-based therapy product before it can be sold, the Company likely will continue to incur significant losses for the foreseeable future. Accordingly, it may never be profitable and, if it does become profitable, it may be unable to sustain profitability.

-- The ongoing Phase I clinical trial for treatment of Parkinson's disease using the Company's NLX technology is not complete, and the results will require analysis. If the trial proves unsuccessful, future operations and the potential for profitability will be significantly adversely affected and the business may not succeed.

-- Since the Company's existing resources will not be sufficient to enable the Company to obtain the regulatory approvals necessary to commercialize its current or future product candidates, it will need to raise additional funds through public or private equity offerings, debt financings or additional corporate collaboration and licensing arrangements. Availability of financing depends upon a number of factors beyond the Company's control, including market conditions and interest rates. The Company does not know whether additional financing will be available when needed, or if available, will be on acceptable or favorable terms to it or its stockholders.

-- There is no assurance as to when, or if, the Company will be able to successfully complete the required preclinical testing of its gene therapy for the treatment of epilepsy to enable it to file an Investigational New Drug Application with the FDA for permission to begin a Phase I safety trial or that, if filed, such permission will be granted.

Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" in the Company's 2004 Annual Report on Form 10-KSB. Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct.

Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company's expectations.

    CONTACT: Neurologix, Inc.
             Michael Sorell, 201-592-6451
             MichaelSorell@neurologix.net
             or
             Burns McClellan
             Media Relations
             Justin Jackson, 212-213-0006
             jjackson@burnsmc.com
             or
             Investor Relations
             Clay Kramer, 212-213-0006
             ckramer@burnsmc.com